UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2011

RADIOSHACK CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-5571	75-1047710
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 RadioShack Circle, Mail Stop CF3-203 Fort Worth, Texas		76102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (817) 415-3011

_________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

RadioShack Corporation (the “Company”) is filing this Current Report on Form 8-K to reflect certain changes described below with respect to the financial information contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 (the “2010 Form 10-K”), which was filed with the United States Securities and Exchange Commission (“SEC”) on February 22, 2011. The information in this Form 8-K is not an amendment to or restatement of the 2010 Form 10-K.

The Company transitioned all of its remaining kiosks located in Sam’s Club stores to Sam’s Club by June 30, 2011. Therefore, in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, these operations were reclassified from continuing operations to discontinued operations in accordance with the Financial Accounting Standards Board’s accounting guidance contained in Accounting Standards Codification Topic 205, Sub-topic 20, Discontinued Operations (“ASC 205-20”). We previously elected to separately present the results of our kiosk operations as a reportable segment; however, in conjunction with the reclassification of our Sam’s Club kiosks to discontinued operations, we have included the results of our remaining kiosks with those of our other business activities that do not meet the quantitative thresholds for separate disclosure.  The Company has recast prior period financial statements for the presentation of discontinued operations and our updated segments, which will permit the Company to incorporate these financial statements in future Securities and Exchange Commission filings. The retrospective application of discontinued operations and our segments affects only certain sections within the following items of the 2010 Form 10-K, which is included as Exhibit 99.1 to this Current Report:

•	Part II, Item 6—Selected Financial Data
•	Part II, Item 7—Management’s Discussion and Analysis of Financial Condition and Results of Operations
•	Part II, Item 8—Financial Statements and Supplementary Data

Among the sections impacted within Part II, Item 7 are the Executive Overview, Results of Operations, 2010 Compared With 2009, 2009 Compared With 2008, Cash Requirements – Contractual Obligations, Critical Accounting Policies and Estimates – Stock-Based Compensation – Description, and Factors That May Affect Future Results.  Among the sections impacted within Part II, Item 8 are the Report of Independent Registered Public Accounting Firm, Consolidated Statements of Income, and Notes 1, 2, 9, 10, 16-18.

Concurrently herewith, the Company is filing a Registration Statement on Form S-4 relating to an exchange offer for its outstanding $325 million aggregate principal amount of 6.75% Senior Unsecured Notes due 2019 (the “Notes”). The Company is also including in this Current Report on Form 8-K supplemental guarantor financial information in accordance with Rule 3-10 of Regulation S-X regarding certain of the Company’s subsidiaries that guarantee the Notes.

The supplemental guarantor financial information for the years disclosed within the Company’s 2010 Form 10-K is provided within note 19 of Part II, Item 8 – Financial Statements and Supplementary Data. The supplemental guarantor financial information for the periods disclosed within the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011 (the “Second Quarter 2011 Form 10-Q”) is provided within note 14 of Part I, Item I, which is included as Exhibit 99.2 to this Current Report.

All other information in the 2010 Form 10-K and the Second Quarter 2011 Form 10-Q remains unchanged. This Current Report does not modify or update the disclosures therein in any way, nor does it reflect any subsequent information or events, other than as required to reflect the presentation of discontinued operations, our updated segments, and supplemental guarantor financial information as described above. Without limitation of the foregoing, this filing does not purport to update Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the 2010 Form 10-K or the Second Quarter 2011 Form 10-Q for any information, uncertainties, transactions, risks, events or trends occurring, or known to management. The information in this Current Report should be read in conjunction with the 2010 Form 10-K and the Second Quarter 2011 Form 10-Q.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits

Exhibit
Number             Description
23	Consent of PricewaterhouseCoopers LLP

99.1
Part II, Item 6 – Selected Financial Data; Part II, Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations; Part II, Item 8 – Financial Statements and Supplementary Data for the year ended December 31, 2010.

99.2	Item 1 – Financial Statements for the quarterly period ended June 30, 2011 (unaudited).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RadioShack Corporation
(Registrant)

Date: September 27, 2011	/s/ James F. Gooch
James F. Gooch
President and Chief Executive Officer
(principal executive officer)

Index to Exhibits

Exhibit
Number             Description
23	Consent of PricewaterhouseCoopers LLP

99.1
Part II, Item 6 – Selected Financial Data; Part II, Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations; Part II, Item 8 – Financial Statements and Supplementary Data for the year ended December 31, 2010.

99.2	Item 1 – Financial Statements for the quarterly period ended June 30, 2011 (unaudited).